Exhibit 3.303

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the

Department of State, at the City of Albany, on

November 2, 2012.

Daniel E. Shapiro

First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF INCORPORATION

OF

SUPERIOR WASTE SERVICES OF NEW YORK CITY, INC.

UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

FIRST: The name of the corporation is: Superior Waste Services of New York City, Inc.

SECOND: The purposes for which it is formed are: to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

THIRD: The office of the corporation is to be located in the County of New York, State of New York.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is one hundred (100) with a par value of $.01 per share.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

c/o CT Corporation System, 1633 Broadway, New York, New York 10019.

SIXTH: The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served, is CT CORPORATION SYSTEM, 1633 Broadway, New York, New York 10019.

Dated this 24th day of May, 1999

Ann Krason, Sole Incorporator

CT-07	CT-07

CERTIFICATE OF INCORPORATION

OF

SUPERIOR WASTE SERVICES OF NEW YORK CITY, INC.

UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

FOLEY & LARDNER

777 E WISCONSIN AVE

FIRSTAR CENTER

MILWAUKEE, WI 53202-0000

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